UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

OLD DOMINION FREIGHT LINE, INC.

(Exact name of Registrant as Specified in Its Charter)

Virginia	0-19582	56-0751714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Old Dominion Way Thomasville, NC 27360
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (336) 889-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	ODFL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2021, the Board of Directors (the “Board”) of Old Dominion Freight Line, Inc. (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (as amended and restated, the “Bylaws”), to implement proxy access and make certain other changes, effective immediately. The Bylaws include a new Article III, Section 7 to permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of the outstanding shares of the Company’s common stock continuously for at least three years, to nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to the greater of two nominees or 20% of the Board, subject to certain limitations and provided that the requirements set forth in the Bylaws are satisfied.   The Bylaws also clarify that the Board may determine that a virtual meeting of shareholders by means of remote communication be held in addition to or instead of a physical meeting as permitted under Virginia law, and also include certain other ministerial, clarifying and conforming revisions.  The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 19, 2021. The following matters, which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 19, 2021, were voted upon by the Company’s shareholders at the Annual Meeting. The final voting results are reported below.

Proposal 1 – Election of Eleven Directors

Each of the following individuals were elected by the shareholders to serve as directors for one-year terms and until their respective successors have been elected and qualified or until their death, resignation, removal or disqualification or until there is a decrease in the number of directors, and received the number of votes set opposite their respective names:

Nominee	For	Withheld	Broker Non-Votes
Sherry A. Aaholm	104,772,151	1,601,608	2,051,489
David S. Congdon	102,418,134	3,955,625	2,051,489
John R. Congdon, Jr.	104,502,948	1,870,811	2,051,489
Bradley R. Gabosch	104,184,789	2,188,970	2,051,489
Greg C. Gantt	105,126,833	1,246,926	2,051,489
Patrick D. Hanley	105,568,457	805,302	2,051,489
John D. Kasarda	94,292,707	12,081,052	2,051,489
Wendy T. Stallings	105,806,051	567,708	2,051,489
Thomas A. Stith, III	105,992,631	381,128	2,051,489
Leo H. Suggs	99,264,895	7,108,864	2,051,489
D. Michael Wray	103,033,615	3,340,144	2,051,489

Proposal 2 – Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

The compensation of the Company’s named executive officers was approved, on an advisory basis, by the shareholders based on the following vote:

For	Against	Abstain	Broker Non-Votes
99,545,729	5,865,299	962,731	2,051,489

Proposal 3 – Ratification of the Appointment of our Independent Registered Public Accounting Firm

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 was approved by the shareholders based on the following vote:

For	Against	Abstain
104,465,327	3,909,788	50,133

Item 8.01. Other Events.

On May 20, 2021, the Company issued a press release announcing that the Board had declared a quarterly cash dividend of $0.20 per share of common stock, payable on June 16, 2021, to shareholders of record at the close of business on June 2, 2021. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Old Dominion Freight Line, Inc. (as amended through May 19, 2021)
99.1	Press Release dated May 20, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.

By:	/s/ Kimberly S. Maready
Kimberly S. Maready
Vice President – Accounting & Finance
(Principal Accounting Officer)

Date: May 20, 2021